UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: November 21, 2016
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-34245	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 8.01	Other Events.

THE YORK WATER COMPANY DECLARES AN INCREASED DIVIDEND

York, Pennsylvania, November 22, 2016: The York Water Company's (NASDAQ:YORW) President and CEO, Jeffrey R. Hines, announced today that the Board of Directors at their November 21st meeting declared a quarterly dividend of $0.1602 per share, a 3% increase.  The dividend is payable January 17, 2017 to shareholders as of record date December 30, 2016.

This is the 584th consecutive dividend to be paid by The York Water Company and is the twentieth consecutive year that the Company has increased its dividend.   York Water is the oldest investor-owned utility in the nation, and is believed to have the longest record of consecutive dividends in America, having paid dividends for over 200 years.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

/s/Kathleen M. Miller
Date: November 22, 2016	Kathleen M. Miller
Chief Financial Officer